                                                                    Exhibit 23.3

             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 5, 1998 on IBAH, Inc.'s, 1997 and 1996 financial statements included in Omnicare, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Arthur Andersen LLP
Philadelphia, PA
May 2, 1999